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DESCRIPTION:  OPINION OF DOUGLAS E. STALLINGS

                                   Exhibit 5.1

                               OPINION OF COUNSEL

August 29, 2000


United States Securities and
         Exchange Commission
Washington, DC  20549

Re:  Opinion of Counsel for Unitrend, Inc. Registration Statement

Dear Gentlemen and Mesdames:

              I have acted as counsel to Unitrend, Inc., a Nevada corporation (the "Company"), in connection with the Registration Statement on Form S-8 (the "Registration Statement") which the Company intends to file with the Securities and Exchange Commission under the Securities Act of 1933, as amended (the "Securities Act"), relating to 12,500,000 shares of the Company's Common Stock, no par value (the "Common Stock"), which may be distributed in accordance with the Company's 1999 Equity Incentive Plan (the "Plan").

              I have examined a copy of the Registration Statement (including the exhibits thereto), the related Prospectus and the Plan. In addition, I have examined, and have relied as to matters of fact upon, the originals or copies, certified or otherwise identified to my satisfaction, of such corporate records, agreements, documents and other instruments and such certificates or comparable documents of public officials and of officers and representatives of the Company, and have made such other and further investigations, as I have deemed relevant and necessary as a basis for the opinion hereinafter set forth.

              In such examination, I have assumed the genuineness of all signatures, the legal capacity of natural persons, the authenticity of all documents submitted to me as originals, the conformity to original documents of all documents submitted to me as certified or photo static copies, and the authenticity of the originals of such latter documents.

              I hereby advise you that in my opinion the original issue shares of Common Stock issuable pursuant to the Plan, when duly authorized and issued as contemplated by the Registration Statement, the related Prospectus and the Plan, will be validly issued, fully paid and non-assessable.

              I am a member of the Bar of the State of Ohio and I do not express any opinion herein concerning any law other than the law of the State of Nevada.

              I hereby consent to the filing of this opinion letter as an Exhibit to the Registration Statement.

                                        Very truly yours,


                                        /s/ Douglas E. Stallings
                                        --------------------------
                                        DOUGLAS E. STALLINGS